JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $1.00 per share of Pacific Gateway Properties, Inc., a New York corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(f)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated:  September  29, 1998

                                  GEM VALUE/PGP LLC
                                  By:      GEM Value Fund, L.P.
                                           Its:  Managing Member

                                           By:  GEM Value Partners LLC
                                           Its:  General Partner


                                           By:  /s/ Michael A. Elrad
                                               ------------------------
                                           Name:   Michael A. Elrad
                                           Title:  Executive Vice President

                                  GEM VALUE FUND, L.P.
                                  By:      GEM Value Partners LLC
                                           Its:  General Partner

                                           By:  /s/ Michael A. Elrad
                                                -------------------------
                                           Name: Michael A. Elrad
                                           Title:  Executive Vice President


                                  GEM VALUE PARTNERS LLC


                                  By:  /s/ Michael A. Elrad
                                       --------------------------
                                  Name:    Michael A. Elrad
                                  Title:   Executive Vice President